UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02:	APPOINTMENT OF DIRECTOR

APPOINTMNET OF DIRECTOR:

Effective July 1, 2022 the Board of Directors of Selectis Health, Inc, a Utah corporation (the “Company”) approved the appointment of Mr. David J. Furstenberg to serve as a member of the Board of Directors of Company.

The following is biographical information on Mr. Furstenberg:

David J. Furstenberg., age 61, is a tax attorney and certified public accountant with expertise in tax research and planning, IRS and state audits, settlement negotiations, state and federal tax returns, accounting, software and auditor relations. Mr. Furstenberg served as the Director of Taxes at PulteGroup, Inc. (NYSE:PHM) in Bloomfield Hills, Michigan from 1997 to 2016 where he led the tax research and planning functions, including federal, state and international. From 1991 through 1996 he served in the capacities of Assistant Vice President-Taxes, Director of Taxes and Director of Federal Taxes for Handleman Company (NYSE: HDL). in Troy, Michigan. Mr. Furstenberg also served as an Associate Attorney for Levin, Levin, Garvett & Dill, PC in Southfield, Michigan and a Tax Consultant and Tax Associate at Price Waterhouse in Detroit, Michigan. In 1983 David obtained a B.A. in Accounting from Michigan State University and in 1986, a Juris Doctorate from Wayne State University Law School in Detroit, Michigan.

It is anticipated that Mr. Furstenberg will serve on the Company’s Standing Audit Committee and will qualify as the Committee’s audit committee financial expert, as defined in Item 401(h) of Regulation S-K.

As a director, Mr. Furstenberg is entitled to participate in the Company’s Non-Employee Director Compensation Plan currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc (Registrant)

Dated: July 5, 2022	/s/ Lance Baller
Lance Baller, CEO